    As filed with the Securities and Exchange Commission on March 1, 2001
                                                      Registration No. 333-_____
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                               -------------------

                            PREDICTIVE SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

                   Delaware                                    13-3808483
         (State or other jurisdiction                         (IRS Employer
       of incorporation or organization)                   Identification No.)

                                417 Fifth Avenue
                            New York, New York 10016
              (Address of principal executive offices) (Zip Code)
                               -------------------

                            PREDICTIVE SYSTEMS, INC.
                Synet Service Corporation 1996 Stock Option Plan
             Global Integrity Corporation 1998 Stock Incentive Plan
                            (Full title of the Plan)
                               -------------------

                             Gary N. Papilsky, Esq.
                       Vice President and General Counsel
                            PREDICTIVE SYSTEMS, INC.
                                417 Fifth Avenue
                            New York, New York 10016
                     (Name and address of agent for service)
                                 (212) 659-3400
          (Telephone number, including area code, of agent for service)
                               -------------------

                         CALCULATION OF REGISTRATION FEE
================================================================================

                  Title of Securities                      Amount         Proposed Maximum    Proposed Maximum       Amount of
                         to be                              to be          Offering Price     Aggregate Offering    Registration
                       Registered                        Registered(1)       per Share (2)        Price (2)             Fee
                       ----------                        ----------          ---------            -----                 ---
Synet Service Corporation 1996 Stock Option Plan
------------------------------------------------
   Options to purchase Common Stock                      242,459                N/A                   N/A                N/A
   Common Stock (par value $0.01)                        242,459 shares        $2.90625          $  704,646.47         $176.17

Global Integrity Corporation 1998 Stock Incentive Plan
------------------------------------------------------
   Options to purchase Common Stock                      551,408                N/A                   N/A                N/A
   Common Stock (par value $0.01)                        551,408 shares        $2.90625          $1,602,529.50         $400.64

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Synet Service Corporation 1996 Stock Option Plan and Global Integrity Corporation 1998 Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Predictive Systems, Inc.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low price per share of Common Stock of Predictive Systems, Inc. on February 26, 2001.

                                     PART II

               Information Required in the Registration Statement



Item 3.  Incorporation of Documents by Reference


     Predictive Systems, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

     (a) The Registrant's Amended Current Report on Form 8-K/A filed with the SEC on January 27, 2001;

     (b) The Registrant's Amended Current Report on Form 8-K/A filed with the SEC on January 2, 2001;

     (c) The Registrant's Current Report on Form 8-K filed with the SEC on December 27, 2000;

     (d) The Registrant's Quarterly Report on Form 10-Q filed with the SEC on November 14, 2000 for the fiscal quarter ended September 30, 2000;

     (e) The Registrant's Current Report on Form 8-K, filed with the SEC on October 31, 2000;

     (f) The Registrant's Quarterly Report on Form 10-Q filed with the SEC on August 15, 2000 for the fiscal quarter ended June 30, 2000;

     (g) The Registrant's Quarterly Report on Form 10-Q filed with the SEC on May 12, 2000 for the fiscal quarter ended March 31, 2000;

     (h) The Registrant's Annual Report on Form 10-K filed with the SEC on March 30, 2000 for the fiscal year ended December 31, 1999; and

     (i) The Registrant's Registration Statement No. 000-84045 on Form 8-A12G/A filed with the SEC on October 26, 1999, including any amendments or reports filed for the purpose of updating such description, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

         All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel

         Not Applicable.

Item 6.  Indemnification of Directors and Officers

         The Registrant's Amended and Restated Certificate of Incorporation in effect as of the date hereof (the "Certificate") provides that, except to the extent prohibited by the Delaware General Corporation Law, as amended (the "DGCL"), the Registrant's directors shall not be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty as directors of the Registrant. Under the DGCL, the directors have a fiduciary duty to the Registrant which is not eliminated by this provision of the Certificate and, in appropriate circumstances, equitable remedies such as injunctive or other forms of nonmonetary relief will remain available. In addition, each director will continue to be subject to liability under the DGCL for breach of the director's duty of loyalty to the Registrant, for acts or omissions which are found by a court of competent jurisdiction to be not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are prohibited by the DGCL. This provision also does not affect the directors' responsibilities under any other laws, such as the Federal securities laws or state or Federal environmental laws. The Registrant has applied for liability insurance for its officers and directors.

         Section 145 of the DGCL empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that this provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under II-1
Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. The DGCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's bylaws, any agreement, a vote of stockholders or otherwise. The Certificate eliminates the personal liability of directors to the fullest extent permitted by Section 102(b)(7) of the DGCL and provides that the Registrant may fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

Item 7.  Exemption from Registration Claimed

         Not Applicable.

Item 8.  Exhibits

Exhibit Number   Exhibit

     4 Instrument Defining Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 000-84045 on Form 8-A12G/A, which is incorporated herein by reference pursuant to Item 3(h) of this Registration
                 Statement.
     5 Opinion and consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.
    23.1         Consent of Arthur Andersen LLP, Independent Public Accountants.
    23.2         Consent of Ernst & Young LLP, Independent Auditors.
    23.3         Consent of Deloitte & Touche LLP, Independent Auditors.
    23.4 Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP is contained in Exhibit 5.
    24 Power of Attorney. Reference is made to page II-4 of this Registration Statement.
    99.1         Synet Service Corporation Non-Qualified Stock Option
                 Agreement.
    99.2         Global Integrity Corporation Forms of Nonstatutory Stock
                 Option Agreement.

Item 9.  Undertakings

     A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Synet Service Corporation 1996 Stock Option Plan.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on this 1st day of March, 2001.


                                         PREDICTIVE SYSTEMS, INC.


                                         By: /s/ Ronald G. Pettengill, Jr.
                                            ------------------------------------
                                            Ronald G. Pettengill, Jr.
                                            Chief Executive Officer




                                POWER OF ATTORNEY



KNOW ALL PERSONS BY THESE PRESENTS:

                  That the undersigned officers and directors of Predictive Systems, Inc., a Delaware corporation, do hereby constitute and appoint Ronald
G. Pettengill, Jr., Chief Executive Officer, and Robert L. Belau, President, and either of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

                  IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.





Signature                                    Title                                                      Date
---------                                    -----                                                      ----

/s/ Ronald G. Pettengill, Jr                 Chief Executive Officer and Chairman                 March 1, 2001
---------------------------------------      of the Board of Directors
Ronald G. Pettengill, Jr                     (Principal Executive Officer)

/s/ Robert L. Belau                          President and Director                               March 1, 2001
----------------------------------------
Robert L. Belau

Signature                                    Title                                                      Date
---------                                    -----                                                      ----


/s/ Gerard E. Dorsey
----------------------------------------     Chief Financial Officer                              March 1, 2001
Gerard E. Dorsey                             (Principal Financial and Accounting Officer)


/s/ Peter L. Bloom                           Director                                             March 1, 2001
----------------------------------------
Peter L. Bloom


/s/ Braden R. Kelly                          Director                                             March 1, 2001
----------------------------------------
Braden R. Kelly


/s/ Eric Meyer                               Director                                             March 1, 2001
----------------------------------------
Eric Meyer


                                             Director                                             February __, 2001
----------------------------------------
Inder Sidhu


/s/ William W. Wyman                         Director                                             March 1, 2001
----------------------------------------
William W. Wyman


/s/ William L. Smith                         Director                                             March 1, 2001
----------------------------------------
William L. Smith

                                  EXHIBIT INDEX



  Exhibit Number     Exhibit
  --------------     -------


          4 Instrument Defining Rights of Stockholders. Reference is made to Predictive Systems, Inc.'s Registration Statement No. 0-84045 on Form 8-A, which is incorporated herein by reference under Item 3(h) of this Registration Statement.
          5 Opinion and consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian LLP.
         23.1        Consent of Arthur Andersen LLP, Independent Public
                     Accountants.
         23.2        Consent of Ernst & Young LLP, Independent Auditors.
         23.3        Consent of Deloitte & Touche LLP, Independent Auditors.
         23.4 Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP is contained in Exhibit 5.
         24 Power of Attorney. Reference is made to page II-4 of this Registration Statement.
         99.1        Synet Service Corporation Non-Qualified Stock Option
                     Agreement.
         99.2 Global Integrity Corporation Forms of Nonstatutory Stock Option Agreement.